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                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
York International Corporation:

We consent to incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-2384, 333-39398 and 333-55815 Amended and Restated 1992
Omnibus Stock Plan, File No. 33-64684 1992 Omnibus Stock Plan, File No. 333-85570 Amended and Restated 1992 Employee Stock Purchase Plan, the 1992 Employee Stock Purchase Plan, File No. 333-98137 Amended and Restated 2002 Omnibus Stock Plan, File No. 333-73079 Investment Plan for Puerto Rico, File No. 333-73077 Investment Plan and File No. 333-73081 Bristol Compressors Thrift and Retirement Plan) of York International Corporation of our reports dated February 14, 2003, relating to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive (loss) income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2002 and the related financial statement schedule, which reports appear in or are incorporated by reference in the December 31, 2002 annual report on Form 10-K of York International Corporation.

Our report on the consolidated financial statements refers to the change by the Company in 2002 in its method of accounting for goodwill and other intangible assets.

/s/ KPMG LLP
KPMG LLP

Harrisburg Pennsylvania
March 7,2003